Exhibit 99.1

NEW RESIDENTIAL AND ALTISOURCE ANNOUNCE COOPERATIVE BROKERAGE AGREEMENT RELATING TO APPROXIMATELY $116 BILLION UPB OF MORTGAGE SERVICING RIGHTS AND LETTER OF INTENT FOR OTHER SERVICES

NEW YORK, NEW YORK AND LUXEMBOURG - (BUSINESS WIRE) - August 28, 2017 - New Residential Investment Corp. (NYSE:NRZ, together with its subsidiaries, “New Residential”) and Altisource Portfolio Solutions S.A. (NASDAQ:ASPS, together with its subsidiaries, “Altisource”) today announced that New Residential and Altisource entered into an 8-year Cooperative Brokerage Agreement, pursuant to which Altisource’s licensed real estate brokerage subsidiaries will exclusively provide marketing and listing services for real estate owned (“REO”) properties included in certain portfolios of mortgage loans for which New Residential has acquired, or will acquire, the mortgage servicing rights (“MSR”).

The Cooperative Brokerage Agreement includes the following key terms:

▪
The MSR portfolios covered by the agreement include (i) an approximately $110 billion UPB(1) non-agency MSR portfolio that New Residential agreed to acquire from certain subsidiaries of Ocwen Financial Corporation in July 2017 (the “Ocwen Portfolio”), and (ii) an approximately $6 billion UPB(1) non-agency MSR portfolio that New Residential agreed to acquire from certain subsidiaries of PHH Corporation in December 2016.(2)

▪	Altisource’s licensed real estate brokerage subsidiaries will begin to receive REO referrals under the agreement as the MSR portfolios transfer to New Residential.(3)

▪	New Residential’s licensed real estate brokerage subsidiary will receive a referral commission for each REO sold by Altisource on its behalf.

▪
The agreement includes termination events, vendor oversight and audit rights and reporting requirements, and provisions designed to ensure pricing for REO marketing and listing services remains competitive throughout the term of the contract.

In addition to the Cooperative Brokerage Agreement, New Residential and Altisource have entered into a letter of intent pursuant to which New Residential and Altisource agreed to negotiate, in good faith, a definitive services agreement under which Altisource would be the exclusive provider of certain fee-based services with respect to the Ocwen Portfolio. Pursuant to the letter of intent, New Residential and Altisource have also committed to work together to seek further opportunities to expand their relationship.

Investors should refer to the Current Report on Form 8-K filed by each company for additional information regarding the terms of these agreements.

“We are pleased to announce this new partnership with Altisource. By leveraging Altisource’s suite of mortgage and real estate services, we aim to maximize returns for investors in the underlying loans and improve the performance of our MSR portfolio,” said Michael Nierenberg, Chairman and Chief Executive Officer of New Residential. “We believe this is a mutually beneficial partnership and we look forward to working closely with Altisource.”

William B. Shepro, Chief Executive Officer of Altisource commented, “I am very pleased to establish a relationship with New Residential, one of the largest and most active mortgage servicing rights owners in the industry. These agreements strengthen Altisource’s existing position as a leading provider of services to the mortgage industry, provide greater visibility into Altisource’s revenue and earnings from the Ocwen Portfolio and provide a great opportunity to develop and grow relationships with New Residential and PHH Corporation.”

1)	Unpaid principal balance as of June 30, 2017.

2)	Subject to PHH Corporation approval of Altisource as a vendor.

3)
New Residential’s acquisition of such MSR portfolios remains subject to the approval of certain counterparties to the related securitizations or other servicing transactions and other customary closing conditions.

ABOUT NEW RESIDENTIAL INVESTMENT CORP.

New Residential focuses on opportunistically investing in, and actively managing, investments related to residential real estate. The Company primarily targets investments in mortgage servicing related assets and other related opportunistic investments. New Residential is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC (NYSE: FIG), a global investment management firm.

ABOUT ALTISOURCE PORTFOLIO SOLUTIONS S.A.

Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing market. Additional information is available at www.Altisource.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding the receipt, and timing of receipt, of approvals to transfer MSR portfolio to New Residential, the transaction maximizing returns for investors in the underlying loans and improving the performance of New Residential’s MSR portfolio, the ability of New Residential and Altisource to negotiate a definitive services agreement, maintain a good relationship, the ability to close New Residential’s proposed transactions with PHH Corporation as scheduled, and any anticipated benefits of such agreements for the shareholders of New Residential and Altisource. These statements are based on the current expectations and beliefs of management of each of New Residential and Altisource and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the control of New Residential and Altisource. Neither New Residential nor Altisource can give any assurance that its expectations will be attained as described herein, or at all. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each company’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, which are available on each company’s website (www.newresi.com; www.Altisource.com). Factors which could have a material adverse effect on each company’s operations, future prospects or the transactions described herein include, but are not limited to, various risks relating to such transactions, including in respect of the satisfaction of closing conditions to New Residential’s acquisition of the covered MSR portfolios, including obtaining the necessary third party approvals; uncertainties as to the timing or completion of transfers related to New Residential’s acquisition of the covered MSR portfolios; litigation relating to the transactions; the possibility of early termination of the Cooperative Brokerage Agreement, the possibility that the parties will not be able to negotiate a satisfactory services agreement, and the inability to obtain, or delays in achieving, the expected benefits of the transactions. In addition, new risks and uncertainties emerge from time to time, and it is not possible for New Residential or Altisource to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. New Residential and Altisource expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in their expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

CONTACTS

New Residential Investment Corp.
Investor Relations
212-479-3150

Altisource Portfolio Solutions S.A.
Investor Relations - Michelle D. Esterman, Chief Financial Officer
+352 2469 7950

Source: New Residential Investment Corp. and Altisource Portfolio Solutions S.A.